EXHIBIT 23(E)

                             DISTRIBUTION AGREEMENT

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                             DISTRIBUTION AGREEMENT
                             ----------------------

      This Distribution Agreement is made as of the ___ day of _______, 1999, between THE LEGACY FUNDS, INC., a Delaware business trust (herein called the "Fund"), and INGALLS & SNYDER, LLC, a New York limited liability company (herein called the "Distributor").

      WHEREAS, the Fund is an open-end management investment company and is so registered under the Investment Company Act of 1940, and will register one or more distinct series of shares of beneficial interest ("Shares") for sale to the public under the Securities Act of 1933, as amended (the "1933 Act"), and will qualify its shares for sale to the public under various state securities laws; and

      WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and under the state securities laws of each state where such registration is required for the distribution of the Fund's Shares, and is also a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, the Fund desires to retain the Distributor as [the principal underwriter and [national] distributor in connection with the offering and sale of the [Class A] Shares [of each series listed on Schedule A (as amended from time to time) to this Agreement] and the Distributor is willing to act as principal underwriter and [national] distributor for the Fund on the terms and conditions hereinafter set forth];

      NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:

                            I. DELIVERY OF DOCUMENTS
                               ---------------------

      The Fund has delivered to Distributor copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

            (a) The Fund's Certificate of Trust and all amendments thereto (such Certificate of Trust, as currently in effect and as it shall from time to time be amended, herein called the Fund's "Certificate of Trust");

            (b) The Fund's Agreement and Declaration of Trust and all amendments thereto (such Agreement and Declaration of Trust, as currently in effect and as it shall from time to time be amended, herein called the "Agreement and Declaration of Trust");

            (c) The By-Laws of the Fund (such By-Laws, as currently in effect and as it shall from time to time be amended, herein called the "By-Laws");

            (d) Resolutions of the Board of Trustees of the Fund authorizing the execution and delivery of this Agreement;

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            (e) The Fund's initial  Registration  Statement under the Investment
Company Act of 1940, as amended (the "1940 Act"), on Form N-1A as it is to be filed with the Securities and Exchange Commission (the "Commission"), said Registration Statement, as will be declared effective and as amended or supplemented from time to time, is herein called the "Registration Statement";

            (f) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Commission; and

            (g) The Prospectus and Statement of Additional Information, if any, of the Fund (such prospectus and statement of additional information, as will be filed with the Securities and Exchange Commission and as they shall from time to time be amended and supplemented, herein called the "Prospectus").

                                II. DISTRIBUTION
                                    ------------

      1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints Distributor to serve as the [principal underwriter and] distributor of the Fund's Shares to sell Shares to the public on behalf of the Fund and Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this
Section II. The Fund hereby agrees during the term of this Agreement to sell Shares of the Fund through the Distributor on the terms and conditions set forth below.

      2.    SERVICES AND DUTIES.
            --------------------

            (a) Except as provided below, the Fund agrees to offer for sale exclusively through Distributor as agent, from time to time during the term of this Agreement, Shares of the Fund (whether authorized but unissued or treasury shares, in the Fund's sole discretion) upon the terms and at the net asset value as described in the Prospectus. Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale of Shares, and shall offer Shares only at the net asset value thereof as set forth in the Prospectus. Distributor shall devote its best efforts to effect sales of Shares of the Fund, but shall not be obligated to sell any certain number of Shares. All subscriptions for Shares solicited by the Distributor shall be directed to the Fund for acceptance in the ordinary course of business following the procedures set forth in the Fund's Prospectus as in effect from time to time. The Fund reserves the right to offer Shares directly to investors, including offers in connection with (i) the merger or consolidation of the Fund or its series or classes with any other investment company or series or class thereof, (ii) the Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or
(iii) reinvestment in Shares by the Fund's stockholders of dividends or other distributions or any other offering by the Fund of securities to its stockholders.

            (b) In all matters relating to the sale of Shares, Distributor will act in conformity with the Fund's Certificate of Trust, Agreement and Declaration of Trust, By-Laws, and Prospectus and with the instructions and directions of the Board of Trustees of the Fund and will conform to and comply with the requirements of the 1933 Act, and the 1940 Act, the regulations of the

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National  Association  of  Securities  Dealers,  Inc.  and all other  applicable
federal  or  state  laws  and  regulations.   In  connection  with  such  sales,
Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Fund's Registration Statement and Prospectus and any sales literature specifically approved by the Fund. The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (NASD). [The Distributor shall have the right to enter into selected dealer agreements
with   registered  and  qualified   securities   dealers  and  other   financial
institutions of its choice for the sale of Shares, provided that the Fund shall approve the forms of such agreements. Within the United States, the Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of the NASD. Shares sold to selected dealers shall be for resale by such dealers only at the offering price determined as set forth in the Prospectus.]

            (c) Distributor will bear the cost of (i) printing and distributing the Prospectus and Statement of Additional Information (including any supplement thereto) to persons who are not either shareholders of, or counsel, independent accountants or other persons providing similar services to, the Fund, and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of the Shares; PROVIDED, HOWEVER, that Distributor shall not be obligated to bear the expenses incurred by the Fund in connection with the preparation and printing of any amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the Shares under the 1933 Act.

            (d) All Shares of the Fund offered for sale by Distributor shall be offered for sale to the public at the net asset value (determined in the manner set forth in the Fund's Certificate of Trust and then current Prospectus). No broker-dealer or other person who enters into a selling agreement with Distributor shall be authorized to act as agent for the Fund in connection with the offering or sale of its Shares to the public or otherwise.

      [The Distributor in its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the most current Prospectus. At the end of each business day, the Distributor shall notify, by any appropriate means, the Fund and its transfer agent of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Fund reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent shareholder requests for redemption of Shares.]

      [The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.]

      [The Distributor shall at all times during the term of this Agreement remain registered as a broker-dealer under the 1934 Act and with each state where such registration is required for the distribution of the Fund's Shares,

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and shall also  remain a member in good  standing of the NASD.  The  Distributor shall immediately notify the Fund in writing if it receives written notification that such registrations or membership have been temporarily or permanently suspended, limited or terminated.]

      3.    SALES OF SHARES.
            ----------------

            (a) The Fund shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with preparing, printing and distributing the Prospectus except as set forth in subsection 2(c) of Section II hereof and except for those costs and expenses borne by the Distributor pursuant to a Distribution Plan and subject to the requirements of Rule 12b-1 under the 1940 Act.

            (b) The Fund shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of the Shares for sale in such states as Distributor may designate to the Fund and the Fund may approve, and the Fund shall pay all filing fees which may be incurred in connection with such qualification. Distributor shall pay all expenses connected with its qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by Distributor in connection with the sale of the Shares as contemplated in this Agreement.

            (c) The Fund shall have the right to suspend the offering and sale of Shares of the Fund at any time in the absolute discretion of the Fund in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of the Fund at any time permitted by the 1940 Act or the rules of the commission ("Rules"). Upon notice of any such suspension of the offering and sale of Shares, the Distributor shall cease to offer Shares. The Distributor shall not make or cause to be made any offers of Shares in any state or other jurisdiction where such Shares are not then qualified for offer or sale or exempt from such qualification.

            (d) All orders for the Fund's Shares shall be transmitted promptly to the Fund's transfer agent, unless otherwise directed by the Fund.

            (e) The Fund reserves the right to reject any order for Shares.

                                IIA. COMPENSATION
                                     ------------

      [The Fund shall pay to the Distributor as compensation for services under the Rule 12b-1 Plan(s) adopted by the Fund and this Agreement a distribution fee with respect to the Fund's classes and/or series of Shares as described in each of the Fund's respective Plans and this Agreement.]

      [So long as a Plan or any amendment thereto is in effect, the Distributor shall inform the Board of Trustees of the commissions with respect to the

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relevant class and/or series of Shares to be paid by the  Distributor to account executives of the Distributor and to broker-dealers and financial institutions which have dealer agreements with the Distributor. So long as a Plan (or any amendment thereto) is in effect, at the request of the Board of Trustees or any agent or representative of the Fund, the Distributor shall provide such additional information as may reasonably be requested concerning the activities of the Distributor hereunder and the costs incurred in performing such activities with respect to the relevant class and/or series of Shares.]

      [As compensation for the services performed and the expenses assumed by the Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, the Distributor shall be entitled to [the] fees and expenses [set forth in Schedule B to this Agreement] which are payable [promptly after the last day of each month]. Such fees shall be paid to the Distributor by the Fund pursuant to its Rule 12b-1 plan or, if Rule 12b-1 payments are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or if the [Fund or the] Fund's sponsor otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay the Distributor, the [Fund or the] Fund`s sponsor shall be responsible for the payment of the amount of such fees not covered by Rule 12b-1 payments.]

                          III. LIMITATION OF LIABILITY
                               -----------------------

      Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                               IV. CONFIDENTIALITY
                                   ---------------

      Distributor will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, to the Fund's prior or present shareholders and to those persons or entities who respond to Distributor inquiries concerning investment in the Fund, and, except as provided below, will not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder or the performance of its responsibilities and duties with regard to sales of the shares of any portfolio which may be added to the Fund in the future. Any other use by Distributor of the information and records referred to above may be made only after prior notification to and approval in writing by the Fund. Such approval shall not be unreasonably withheld and may not be withheld where (i) Distributor may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) Distributor is requested to divulge such information by duly constituted authorities; or (iii) Distributor is so requested by the Fund.

                               V. INDEMNIFICATION
                                  ---------------

      1. FUND REPRESENTATIONS. The Fund represents and warrants to Distributor that at all times the Registration Statement and Prospectus will, in all material respects, conform to the applicable requirements of the 1933 Act and the rules thereunder, that the Registration Statement did not contain at the

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time it  became  effective  and will  not  contain  at the  time any  subsequent amendment thereto becomes effective any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading and that the Prospectus does not contain and will not contain at any time when it is authorized for use any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of or otherwise approved by and with respect to Distributor or its affiliates expressly for use in the Registration Statement or Prospectus.

      2. DISTRIBUTOR REPRESENTATIONS. Distributor represents and warrants to the Fund that it is duly incorporated as a New York limited liability company and is registered as a broker-dealer under the Securities Exchange Act of 1934 and the laws of each state where such registration is required for the distribution of the Fund's Shares and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

      3. FUND INDEMNIFICATION. The Fund will indemnify, defend and hold harmless Distributor, its several directors and officers, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or in any application or other document executed by or on behalf of the Fund, or arise out of, or are based upon, information furnished by or on behalf of the Fund filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Distributor, its several directors and officers, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus, any Blue Sky Application or any application or other document executed by or on behalf of the Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of or otherwise approved by and with respect to Distributor or its affiliates specifically for inclusion therein.

      The Fund shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of obligations and duties,

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under  this  Agreement  ("disabling  conduct")  or,  in the  absence  of  such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of trustees of the Fund who are neither "interested persons" of the Fund (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

      The Fund shall advance reasonable attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party trustees of the Fund (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is a reasonable likelihood that such person ultimately will be found entitled to indemnification hereunder.

      4. DISTRIBUTOR INDEMNIFICATION. Distributor will indemnify, defend and hold harmless the Fund, the Fund's several officers and trustees and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations and warranties in subsection 2 of this Section V or its agreements in subsection 2 or 3 of Section II hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Blue Sky Application or any application or other document executed by or on behalf of the Fund, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon or in conformity with information furnished in writing to the Fund or any of its several officers and trustees by or on behalf of or otherwise approved by and with respect to Distributor specifically for inclusion therein, and will reimburse the Fund, the Fund's several officers and trustees, and any person who controls the Fund or any Fund within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

      The Distributor shall advance reasonable attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 4, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party trustees of the Fund (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is a reasonable likelihood that such person ultimately will be found entitled to indemnification hereunder.

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      5. GENERAL  INDEMNITY  PROVISIONS.  No indemnifying  party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within twenty (20) days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

      [6. INDEMNITY IN CONNECTION WITH THE ACCEPTANCE OF ORDERS TO PURCHASE FUND SHARES PRIOR TO RECEIPT OF PAYMENT (NEXT DAY SETTLEMENT). The Prospectus of the Fund, as amended or supplemented from time to time, may authorize the Fund to accept orders to purchase shares of the Fund prior to receipt of payment therefor in Federal funds. The parties recognize that in the event any such purchase order is canceled as a result of the failure of the investor to make timely payment for such shares, the Fund may suffer dilution in the event the net asset value per share of the Fund applicable on the date such purchase order is canceled is less than the purchase price per share applicable to such purchase order and that the Fund may incur fees and other losses and expenses in connection with the processing and cancellation of such purchase order. In the event of any such cancellation of any such purchase order, the Distributor will
(i) pay to the Fund an amount equal to the decline in the price of the shares from price applicable at the time the purchase order was accepted (i.e. the net asset value per share of the Fund next determined after the acceptance of such purchase order) to the price applicable at the time the purchase order was canceled (i.e. the net asset value per share of the Fund next determined after the cancellation of such purchase order), less the net amount, if any, of any Gain on Canceled Shares (as defined below) accrued from the beginning of the fiscal year of the Fund in which the cancellation takes place to the date of such cancellation, (ii) reimburse the Fund for any and all fees and other losses and expenses incurred in connection with the processing and cancellation of such purchase order and (iii) pay all legal fees incurred in connection with any legal action taken against an investor for nonpayment or taken by an investor against the Fund as a result of the cancellation. As used herein, "Gain on Canceled Shares" shall mean the amount, if any, by which the aggregate purchase price applicable to all orders to purchase shares of the Fund that are accepted but subsequently canceled for nonpayment (measured by the respective net asset values per share of the Fund next determined after the acceptance of such purchase orders) exceeds the aggregate value of such shares at the time of cancellation (measured by the respective net asset values per share of the Fund next determined after the cancellation of such purchase orders).]

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                          VI. DURATION AND TERMINATION
                              ------------------------

      This Agreement shall become effective as of the date first above written, and, unless sooner terminated as provided herein, shall remain in effect until [_________, 2000]. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year expiring on _______ of each year, provided that such continuance is specifically approved at least annually (a) by a majority of those members of the Board of Trustees of the Fund who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of this Distribution Agreement (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund; PROVIDED, HOWEVER, that this Agreement shall automatically terminate in the event of its assignment and may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the Disinterested Trustees or by a vote of a majority of the outstanding voting securities on 60 days' written notice to, or by the Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Fund. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

                        VII. AMENDMENT OF THIS AGREEMENT
                             ---------------------------

      No provision of this Agreement may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. This Agreement may be amended with the approval of the Board of Trustees of the Fund, or of a majority of the outstanding voting securities of the [applicable class and/or series of the] Fund; provided, that in either case, such amendment also shall be approved by a majority of the Independent Trustees.

                                  VIII. NOTICES
                                        -------

      Notice of any kind to be given to the Distributor by the Fund shall be in writing and shall be duly given if mailed or delivered to the Distributor at 61 Broadway, New York, NY 10006, Attention: [Edward Oberst, Managing Director], or at such other address or to such other individual as shall be specified by the Distributor to the Fund in accordance with this Section VIII. Notices of any kind to be given to the Fund by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Fund at its address set forth in the then-current Prospectus, Attention: [Chairman of the Board of Trustees], or at such other address or to such other individual as shall be specified by the Fund to the Distributor in accordance with this Section, with copies to each of the Fund's Trustees at their respective addresses set forth in the Fund's Registration Statement and to the legal counsel to the Fund.

                         IX. CONSTRUCTION; GOVERNING LAW
                             ---------------------------

      The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VI hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; PROVIDED, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their officers designated below as of the day and year first above written.


                                    THE LEGACY FUNDS, INC.


                                    By:
                                       -----------------------------------------
                                       Theodore F. Ells, Esq.
                                       Chairman of the Board of Trustees


                                    INGALLS & SNYDER, LLC


                                    By:
                                       -----------------------------------------
                                       Edward Oberst
                                       Managing Director